Exhibit 77(q)(1)

                                    Exhibits

(e)(1) First Amendment to Investment Management Agreement between ING Investments, LLC and USLICO Series Fund effective September 2, 2004 - filed herein.

(e)(2) Amended and Restated Schedule A with respect to the Investment Management Agreement between USLICO Series Fund and ING Investments, LLC - filed herein.